UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2008

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement Amendments

On April 23, 2008, Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) entered into amendments (each an “Amendment” and, collectively, the “Amendments”) to employment letters with (1) John B. Wynne, Jr., the Company’s Chief Financial Officer, (2) W. Terrell Wingfield, Jr., the Company’s General Counsel and Secretary, and (3) Peter P. Sach, the Company’s Chief Operating Officer. Each of these employment letters was amended to:

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provide that the definition of “Good Reason” be revised in accordance with Section 409(A) of the Internal Revenue Code of 1986, as amended (the “Code”) to include only the following events: (1) a substantial diminution or other substantive adverse change, not consented to by the executive, in the nature or scope of his responsibilities, authorities, powers, functions, or duties; (2) an involuntary material reduction in the executive’s base salary; (3) a breach by the Company of any of its other material obligations under the applicable employment letter; or (4) a material change in the geographic location at which the executive must perform his services, provided that, in each instance, the executive provides the Company written notice within 90 days of the occurrence of such event and the Company subsequently has a 30-day period to cure any such event; and

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require a six-month delay to the payment of severance to the executive to the extent required by Section 409A of the Code to avoid the imposition of the 20 percent excise tax. If a six-month delay is required, the initial payment to the executive shall include a catch-up amount covering amounts that would otherwise have been paid during the six-month period. Further, any such deferred payment shall earn simple interest calculated at the short-term applicable federal rate in effect on the date of the executive’s separation from service.

These amendments were intended to make the applicable letters compliant with the provisions of Section 409A of the Code and did not change the economic terms of severance under the employment letters other than to require a six-month delay to the payment of severance to the executive to the extent required by Section 409A of the Code.

Copies of the amendments to the employment letters for Messrs. Wynne, Wingfield, and Sach are filed hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Amendment No. 1, dated as of April 24, 2008, to Offer Letter, dated as of October 16, 2006, by and between Arbinet-thexchange, Inc. and John B. Wynne, Jr.*

10.2	Amendment No. 1, dated as of April 23, 2008, to Offer Letter, dated as of September 20, 2006, by and between Arbinet-thexchange, Inc. and W. Terrell Wingfield, Jr.*

10.3	Amendment No. 2, dated as of April 23, 2008, to Offer Letter, dated as of July 5, 2001, by and between Arbinet-thexchange, Inc. and Peter P. Sach, as amended March 16, 2007*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ W. Terrell Wingfield, Jr.
Name: W. Terrell Wingfield, Jr. Title: General Counsel and Secretary

Date: April 29, 2008

Exhibit No.	Exhibit
10.1	Amendment No. 1, dated as of April 24, 2008, to Offer Letter, dated as of October 16, 2006, by and between Arbinet-thexchange, Inc. and John B. Wynne, Jr.*
10.2	Amendment No. 1, dated as of April 23, 2008, to Offer Letter, dated as of September 20, 2006, by and between Arbinet-thexchange, Inc. and W. Terrell Wingfield, Jr.*
10.3	Amendment No. 2, dated as of April 23, 2008, to Offer Letter, dated as of July 5, 2001, by and between Arbinet-thexchange, Inc. and Peter P. Sach, as amended March 16, 2007*

*	Filed herewith

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